EXHIBIT 5.1

Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th St.
Seattle, Washington 98115
Tel:  (206) 522-2256 / Fax:  (206) 260-0111 / E-mail: tpuzzo@msn.com

July 9, 2009

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:  Registration of Common Stock of Dot VN, Inc., a Delaware corporation (“Dot VN”)

Ladies and Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of (i) 25,000,000 shares of common stock to be issued under the Dot VN 2009 Stock Option Plan (the “Plan”), 12,460,500 options of which have been offered and sold, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of common stock of Dot VN.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

Very truly yours,

/s/ Thomas E. Puzzo

Thomas E. Puzzo